Tel: 604 688 5421	BDO Canada LLP
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Independent Auditors’ Consent

We consent to the incorporation by reference in this Registration Statement of Leading Brands, Inc. on Form S-8 of our report dated May 26, 2011 appearing in the Annual Report on Form 20-F of Leading Brands, Inc. for the year ended February 28, 2011.

/s/ BDO Canada LLP

Chartered Accountants

Vancouver, Canada
June 29, 2011